SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            Current Report
                  Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 1996

                         Brendle's Incorporated
          (Exact name of registrant as specified in its charter)

                             North Carolina
               (State or other jurisdiction of incorporation)

       0-14628                          56-0497852
(Commission File Number)         (IRS Employer Identification No.)

1919 N. Bridge St., Elkin, North Carolina              28621
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code (910) 526-5600

                       Not Applicable
   (Former name or former address, if changed since last report)

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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

On April 16, 1996 Brendle's Incorporated (the "Company") initiated Chapter 11 reorganization proceedings by filing a petition with the United States Bankruptcy Court for the Middle District of North Carolina.

Having identified several merchandise categories with decreasing margins and increasing carrying costs, the Company will begin implementation of a strategic repositioning which will focus upon six merchandise categories which have shown significant strength and substantial opportunity. As a part of this fundamental shift, the Company will close eighteen stores and focus its initial efforts on the twelve selected markets which the Company will continue to serve. The Company anticipates that its revitalized merchandise selection will have a significant positive impact on financial performance through higher gross margins, reduced inventory investment requirements and higher return on investment. The Company's substantial lease liabilities, together with the investment required for its strategic and operational restructuring, have put significant pressure on the Company's working capital, thereby necessitating the filing of the Company's Chapter 11 petition.


The Company's primary secured lender is providing a $25,000,000.00 debtor-in-possession revolving credit facility, and the Company anticipates that the reorganization process will be relatively short.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       (a) Financial statements of businesses acquired: None required.

       (b) Pro forma financial information: None required.

       (c) Exhibits: None required.

                            SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      BRENDLE'S INCORPORATED

Date: May 1, 1996                     By:
                                            David R. Renegar
                                            Vice President and
                                            Chief Financial Officer

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